Exhibit (e)(2)



                         FORM OF DISTRIBUTION AGREEMENT


         THIS AGREEMENT made as of this _____ day of _____, _____, by and between Phoenix Insight Trusts Trust, a Massachusetts business trust (the "Trust") and Phoenix Equity Planning Corporation, a Connecticut corporation (the "Underwriter").

                                WITNESSETH THAT:

1. The Trust hereby grants to the Underwriter the right to purchase shares of beneficial interest of each class of each series of the Trust established and designated as of the date hereof and of any additional series and classes thereof which the Board of Directors or Board of Trustees, as applicable ("Trustees") may establish and designate during the term of this Agreement (called the "Series" and "Classes", respectively) and to resell shares of various Classes, as applicable, of each Series (collectively called the "Shares") as principal and not as agent. The Underwriter accepts such appointment and agrees to render the services described in this Agreement for the compensation herein provided.

2. The Underwriter's right to purchase Shares shall be exclusive except that the terms of this Agreement shall not apply to Shares issued or transferred:

         a) pursuant to an offer of exchange exempted under Section 22(d) of the Investment Company Act of 1940, as amended (the "Act") by reason of the fact that said offer is permitted by Section 11 of the Act, including any offer made pursuant to clause (1) or (2) of Section 11(b);

         b) upon the sale to a registered unit investment trust which is the issuer of periodic payment plan certificates the net proceeds of which are invested in redeemable securities;

         c) pursuant to an offer made solely to all registered holders of Shares, or all registered holders of Shares of any Series, proportionate to their holdings or proportionate to any cash distribution made to them by the Trust (subject to appropriate qualifications designed solely to avoid issuance of fractional securities);

         d) in connection with any merger or consolidation of the Trust or of any Series with any other investment company or the acquisition by the Trust, by purchase or otherwise, of any other investment company;

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         e)       pursuant to sales exempted from Section 22(d) of the Act, by rule or regulation or order of the Securities and Exchange Commission as provided in the then current registration statement of the Trust; or

         f) in connection with the reinvestment by Trust shareholders of dividend and capital gains distributions.

3. The "Net Asset Value" and the "Public Offering Price" of the Shares as referred to in this Agreement shall be computed in accordance with the provisions of the then current registration statement and valuation procedures of the Trust. The Underwriter shall be notified promptly by the Trust of such computations.

4. The Underwriter has and shall enter into written sales agreements with broker/dealers ("dealers") and with banks as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") that are not required to register as a broker/dealer under the Exchange Act or the regulations thereunder ("Banks"). Such sales agreements shall provide that dealers or Banks shall use their best efforts to promote the sale of Shares. Such sales agreements shall include such terms and conditions as Underwriter may determine not inconsistent with this Agreement; provided, however, that such sales agreements shall specify a) that the dealer is registered as a broker/dealer under the Exchange Act and a member of the National Association of Securities Dealers, Inc. ("NASD") or, in the alternative, that the Bank is exempt from broker/dealer registration under the Exchange Act; and b) that such dealers and Banks agree that they will comply with all applicable state, and federal laws and the rules and regulations of applicable regulatory agencies.

5. Each business day the Underwriter shall have the right to purchase from the Trust, as principal, the amount of Shares needed to fill unconditional orders for such Shares received by the Underwriter from dealers, Banks, or investors, but no more than the Shares needed, at a price equal to the Net Asset Value of the Shares. Any purchase of Shares by the Underwriter under this Agreement shall be subject to reasonable adjustment for clerical errors, delays and errors of transmission and cancellation of orders.

6. With respect to transactions other than with dealers or Banks, the Underwriter will sell Shares only at the Public Offering Price then in effect, except to the extent that sales at less than the Public Offering Price may be allowed by the Act, any rule or regulation promulgated thereunder or by order of the Securities and Exchange Commission, provided, however, that any such sales at less than the Public Offering Price shall be consistent with the terms of the then current registration statement of the Trust. The Underwriter will sell at Net Asset Value Shares of any Classes which are offered by the then current registration statement or prospectus of the Trust for sale at such Net Asset Value or at Net Asset Value with a contingent deferred sales charge ("CDSC Shares"). The Underwriter shall receive from the Trust all contingent deferred sales charges applied on redemptions of CDSC Shares.

7. Sales at a discount from the Public Offering Price shall be made in accordance with the terms and conditions of the terms of the current registration statement of the Trust allowing such discounts. Such discounts shall not exceed the difference between the Net Asset Value and the

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Public Offering Price; however, the Underwriter may offer compensation in excess of the difference between the Net Asset Value and the Public Offering Price, at its discretion and from its own profits and resources, and only as described in the current registration statement of the Trust. With respect to sales of CDSC Shares, the Underwriter, in accordance with the terms of the current registration statement of the Trust, shall pay dealers a commission on such sales from its own profits and resources.

8. As reimbursement for expenditures made in connection with providing certain distribution-related services, the Underwriter may receive from the Trust a distribution service fee under the terms and conditions set forth in the Trust's distribution plan adopted under Rule 12b-1 under the Investment Company Act of 1940, as amended, as the plan may be amended from time to time and subject to any further limitations on such fees as the Trustees may impose. The Underwriter may receive from the Trust a service fee under the terms and conditions set forth in the Trust's service plan to be retained by the Underwriter as compensation for providing services to shareholders of the Trust or to be paid to dealers and Banks for providing services to their clients who are also shareholders of the Trust.

9. The Trust shall furnish the Underwriter with copies of its organizational documents, as amended from time to time. The Trust shall also furnish the Underwriter with any other documents of the Trust which will assist the Underwriter in the performance of its duties hereunder.

10. The Underwriter agrees to use its best efforts (in states where it may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issue by the Trust and registered under applicable Federal securities laws, and, so long as it does so, nothing herein contained shall prevent the Underwriter from entering into similar arrangements with other registered investment companies. The Underwriter or the Trust may, in the exercise of its discretion, refuse to accept orders for Shares from any person.

11. Upon receipt by the Trust of a purchase order from the Underwriter, accompanied by proper delivery instructions, the Trust shall, as promptly as practicable thereafter, cause evidence of ownership of Shares to be delivered as indicated in such purchase order. Payment for such Shares shall be made by the Underwriter to the Trust in a manner acceptable to the Trust, provided that the Underwriter shall pay for such Shares no later than the third business day after the Underwriter shall have contracted to purchase such shares.

12. In connection with offering for sale and selling Shares, the Trust authorizes the Underwriter to give only such information and to make only such statements or representations as are contained in the then current registration statement of the Trust. The Underwriter shall be responsible for the approval and filing of sales material as required under the Securities and Exchange Commission ("SEC") and NASD regulations.

13. In performing its services pursuant to this Agreement, the Underwriter shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or by any securities association registered under the Exchange Act, and the securities laws of those states in which Shares are sold and all applicable rules and regulations thereunder, and the regulations of the National Association of Securities Dealers, Inc.

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14.      The Underwriter shall prepare and deliver reports to the Trustees of the Trust on a regular, at least quarterly basis, showing the expenses incurred pursuant to this Agreement and pursuant to the 12b-1 Plan, and the purposes therefor, as well as any supplemental reports the Trustees from time to time may reasonably request. The Underwriter also agrees to furnish such information as is reasonably necessary to assist the Trustees in evaluating the distribution plan affecting any Class, or any proposed amendment thereto.

15.      The Trust agrees to pay the following expenses:

         a)       the cost of mailing share certificates, if any, representing
                  Shares;

         b) fees and expenses (including legal expenses) of registering and maintaining registrations of the Trust and of each Series and Class with the Securities and Exchange Commission including the preparation and printing of registration statements and prospectuses for filing with said Commission;

         c) fees and expenses (including legal expenses) incurred in registering and qualifying Shares for sale with any state regulatory agency and fees and expenses of maintaining, renewing, increasing or amending such registrations and qualifications;

         d) the expense of any issue or transfer taxes upon the sale of Shares to the Underwriter by the Trust;

         e) the cost of preparing and distributing reports and notices to shareholders; and

         f) fees and expenses of the transfer agent, including the cost of preparing and mailing notices to shareholders pertaining to transactions with respect to such shareholders accounts.

16.      The Underwriter agrees to pay the following expenses:

         a) all expenses of printing prospectuses, statements of additional information and shareholder reports used in connection with the offering or sale of Shares and printing and preparing all other sales literature;

         b) all fees and expenses in connection with the qualification of the Underwriter as a dealer in the various states and countries;

         c) the expense of any stock transfer tax required in connection with the sale of Shares by the Underwriter as principal to dealers or to investors; and

         d) all other expenses in connection with offering for sale and the sale of Shares which have not been herein specifically allocated to the Trust.

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17.      The Trust hereby appoints the Underwriter its agent to receive requests to accept the Trust's offer to repurchase Shares upon such terms and conditions as may be described in the Trust's then current registration statement. The agency granted in this paragraph 17 is terminable at the discretion of the Trust. As compensation for acting as such agent and as part of the consideration for acting as underwriter, Underwriter shall receive from the Trust all contingent deferred sales charges, but not other redemption fees, imposed upon the redemption of Shares. Whether and to what extent a contingent deferred sales charge will be imposed shall be determined in accordance with, and in the manner set forth in, the Trust's prospectus.

18. The Trust agrees to indemnify and hold harmless the Underwriter, its officers and directors and each person, if any, who controls the Underwriter within the meaning of section 15 of the Securities Act of 1933, as amended, against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Underwriter, its officers, directors or any such controlling person may incur under said Act, under any other statute, at common law or otherwise, arising out of or based upon

         a) any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement or prospectus (including amendments and supplements thereto), or

         b) any omission or alleged omission to state a material fact required to be stated in the Trust's registration statement or prospectus or necessary to make the statements in either not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished to the Trust by the Underwriter for use in the Trust's registration statement or prospectus, such indemnification is not applicable. In no case shall the Trust indemnify the Underwriter or its controlling persons as to any amounts incurred for any liability arising out of or based upon any action for which the Underwriter, its officers and directors or any controlling person would otherwise be subject to liability by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

19. The Underwriter agrees to indemnify and hold harmless the Trust, its officers and trustees and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Trust, its officers, trustees or any such controlling person may incur under said Act, under any other statute, at common law or otherwise arising out of the acquisition of any shares by any person which

         a) may be based upon any wrongful act by the Underwriter or any of its employees or representatives, or

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         b)       may be based upon any untrue statement or alleged untrue
                  statement of a material fact contained in the Trust's registration statement, prospectus (including amendments and supplements thereto) or sales material, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Trust by the Underwriter.

20.      It is understood that:

         a) trustees, officers, employees, agents and shareholders of the Trust are or may be interested persons, as that term is defined in the Act ("Interested Persons"), of the Underwriter as directors, officers, stockholders or otherwise;

         b) directors, officers, employees, agents and stockholders of the Underwriter are or may be Interested Persons of the Trust as trustees, officers, shareholders or otherwise;

         c) the Underwriter may be an Interested Person of the Trust as shareholder or otherwise; and

         d) the existence of any such dual interest shall not offset the validity hereof or of any transactions hereunder.

21. The Trust may terminate this Agreement by 60 days written notice to the Underwriter at any time, without the payment of any penalty, by vote of the Trustees or by a vote of a majority of the outstanding voting securities, as that term is defined in the Act, of the Trust. The Underwriter may terminate this Agreement by 60 days written notice to the Trust, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, as that term is defined in the Act.

22. Subject to prior termination as provided in paragraph 21, this Agreement shall continue in force for one year from the date of execution and from year to year thereafter so long as the continuance after such one year period shall be specifically approved at least annually by vote of the Trustees, or by a vote of a majority of the appropriate class of outstanding voting securities, as that term is defined in the Act, of the Trust. Additionally, each annual renewal of this Agreement must be approved by the vote of a majority of the Trustees who are not parties to the Agreement or Interested Persons of any such party, cast in person at a meeting of the Trustees called for the purpose of voting on such approval.

23. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Amended and Restated Declaration of Trust, as amended. The execution and delivery of this Agreement by the President of the Trust has been authorized by the Trustees acting as such, and neither such execution and delivery by such officer nor such authorization by such Trustees shall be deemed

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to have been made by any of them individually or be binding upon or impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Amended and Restated Declaration of Trust, as amended. The Amended and Restated Declaration of Trust, as amended is on file with the Secretary of the Commonwealth of Massachusetts.

24. The Underwriter warrants that (a) it has adopted an anti-money laundering compliance program ("AML Program") that satisfies the requirements of all applicable laws and regulations and (b) it will notify the Trust promptly if an inspection by regulatory authorities of its AML Program identifies any material deficiency and will promptly notify the Trust of any material deficiency known to it.

25. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered personally or by overnight delivery service or mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by facsimile addressed to the parties at their respective addresses set forth below, or at such other address as shall be designated by any party in a written notice to the other party.

          (a) To [Phoenix Insight Funds Trust] at:

                  [Address]
                  Attn:
                  Telephone:
                  Facsimile:
                  Email:

         (b) To Phoenix Equity Planning Corporation at:

                  [Address]
                  Attn:
                  Telephone:
                  Facsimile:
                  Email:

26. This Agreement shall become effective upon the date first set forth above. This Agreement shall be governed by the laws of the State of Connecticut and shall be binding on the successors and assigns of the parties to the extent permitted by law.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                                     PHOENIX INSIGHT FUNDS TRUST


                                                     By:
                                                         -----------------------

                                                     Name:
                                                          ----------------------
                                                     Title:


                                                     PHOENIX EQUITY PLANNING
                                                     CORPORATION


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title: